QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.2

KERR-McGEE CORPORATION

POWER OF ATTORNEY

        WHEREAS, New-Co Chemical, Inc., a Delaware corporation ("Company"), has filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, a Registration Statement on Form S-1 ("Form S-1") and an amendment to Form S-1 and intends to file additional amendments thereto as may be necessary or appropriate from time to time, together with any and all exhibits and other relevant or associated documents, in connection with the proposed initial public offering of shares of the Company's common stock.

        NOW, THEREFORE, the undersigned in his capacity as a Director and the President and Chief Operating Officer of the Company, does hereby appoint Thomas W. Adams and Mary Mikkelson, and each of them severally, his true and lawful attorneys or attorney-in-fact and agents or agent with power to act with or without the other and with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in his capacity as a Director and the President and Chief Operating Officer of the Company, any and all amendments to the Form S-1, including post-effective amendments, as said attorneys or each of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, each act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney or attorneys.

        IN WITNESS WHEREOF, the undersigned has executed this instrument effective September 12, 2005.

/s/ Marty J. Rowland Marty J. Rowland

QuickLinks

KERR-McGEE CORPORATION POWER OF ATTORNEY